Exhibit 99.1

COPEC and Delek US sign a definitive agreement for COPEC’s acquisition of Delek US’ retail assets
Santiago, Chile and Nashville, Tennessee - August 29, 2016 -- Compañía de Petróleos de Chile COPEC S.A. (SNSE:COPEC) (“COPEC”) and Delek US Holdings, Inc. (NYSE: DK)(“Delek”) have entered into a definitive agreement, whereby COPEC through its US subsidiary Copec Inc. will acquire 100% equity interest in MAPCO Express, Inc., and certain related affiliated companies, (together “MAPCO”) for cash consideration of $535 million (the “Transaction”).
The transaction has received unanimous approval of both Boards of Directors and is subject to customary regulatory and closing conditions. The transaction is anticipated to close by year end and will be funded by cash on hand.
MAPCO is a leading convenience store chain with 348 corporate stores operating primarily in Tennessee, Alabama and Georgia, with additional presence in Arkansas, Virginia, Kentucky and Mississippi. MAPCO operates company stores under the banners MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™. In addition, MAPCO provides fuel to 142 dealer locations as of July 31, 2016, and provides logistical fuel transportation to MAPCO and third parties with approximately 50 tractors and trailers.
COPEC is one of the largest companies in Chile, operating in fuel and lubricants distribution and convenience stores. COPEC has an existing presence in the convenience stores with the largest convenience store network in Chile and approximately 53% of Chilean gasoline market share with 626 company and dealer operated service stations, 82 Pronto-branded convenience stores and 220 Punto-branded convenience stores, an industry innovator with Pagoclick (mobile pay), Zervo (self-serve fueling dispenser) and leading convenience store developer with multiple formats for urban, suburban and highway locations. In addition, COPEC has a majority ownership stake (58.9%) in Organizacion Terpel S.A. (BVC: “TERPEL”) which is based in Bogota, Colombia and accounts for approximately 45% of Colombia’s fuel market share. Terpel has 1,949 Terpel-branded gas stations in Colombia and 233 stores in Panama, Ecuador, Peru and Mexico under store brands Altoque and Deuna selling Terpel-branded fuel. COPEC will generally retain MAPCO’s current retail team to provide for a seamless entrance into the U.S. convenience store market.
Lorenzo Gamuri, CEO of COPEC said “The acquisition of MAPCO represents an important step for COPEC’s entry into the U.S. convenience store market, which has been identified as a key strategic growth opportunity. MAPCO’s assets are located in a geographic zone with interesting demographic attributes and with the size for a proper competitive operation in the US market. After buying into the control of Organización Terpel in 2010, this is the second significant step to transform Copec into a broader company in the fuel retail and convenience store market.”
Uzi Yemin, Chairman, President, and Chief Executive Officer of Delek said “The sale of MAPCO to COPEC allows Delek to simultaneously unlock the value of these assets and gain a continuing competitive partner in retail fuel sales. We believe this transaction will provide Delek with increased financial flexibility as we explore future opportunities and creates an exciting opportunity for the MAPCO brand and its employees as it becomes part of COPEC’s growth strategy.”
Delek’s exclusive financial advisor was RBC Capital Markets, LLC. COPEC’s financial advisor was Raymond James & Associates, Inc. and legal advisor was Simpson Thacher & Bartlett LLP.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 155,000 barrels per day. Delek US Holdings, Inc. and its affiliates also own approximately 62 percent (including the 2 percent general partner interest) of Delek Logistics Partners, LP. Delek Logistics Partners, LP (NYSE: DKL) is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. The retail segment markets motor fuel and convenience merchandise through a network of approximately 348 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names. Delek US Holdings, Inc. also owns approximately 48 percent of the outstanding common stock of Alon USA Energy, Inc. (NYSE: ALJ).
About Copec S. A.
COPEC is a wholly owned subsidiary of one of the largest public companies in Chile, “Empresas Copec S.A.”, which is a holding company operating through subsidiaries in fuel and lubricants distribution & convenience stores, forestry, fishing, and other industries.
Empresas Copec S.A. was founded in 1934 and is headquartered in Santiago, Chile and is among Chile’s largest publicly traded companies. Empresas Copec S.A. operates mainly in two large areas where it has sustainable competitive advantages: natural resources and energy. Its main industry sectors include fuel distribution & convenience stores, forestry, fishing and other industries. The company, through its subsidiary Celulosa Arauco, has commercial presence in over 80 countries and has production facilities in Chile, Argentina, Brazil, Canada, the United States and Uruguay, which provide potential for future growth. AntarChile S.A. (SNSE: ANTARCHILE) has a controlling stake of approximately 60% in Empresas Copec S.A.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with respect to the quantities and costs of crude oil obtained and the price of the refined petroleum products that are ultimately sold; gains and losses from derivative instruments; changes in the scope, costs, and/or timing of capital and maintenance projects; managements’ ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions; acquired assets may suffer a diminishment in fair value which may result in a need to record a write-down or impairment in carrying value of the asset on the balance sheet and a resultant loss recognized in the statement of operations; the effect on the companies’ financial results by the financial results of other entities in which significant equity investment are held; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; competitive positions and the effects of competition; the projected growth of the industries in which the companies operate; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States and other markets where the companies participate; and other risks contained in Delek US’ filings with the United States Securities and Exchange Commission
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US and COPEC undertake no obligation to update or revise any such forward-looking statements.

Contact:

Delek US
U.S. Investor / Media Relations Contact:
Keith Johnson
Delek US Holdings, Inc.
Vice President of Investor Relations
615-435-1366